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                                                                   Exhibit 10.20


                                                                 August 31, 2001

VIA HAND DELIVERY
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Mr. David M. Sample
49 Partridge Lane
Concord, MA 01742

     Re: Severance Agreement and Release
         -------------------------------

Dear David:

     This letter summarizes the terms of your termination and severance agreement with Davox Corporation (hereinafter the "Company").

1.   Termination Date:
     ----------------

     Your termination from the employment of the Company will be effective as of the close of business on August 31, 2001 (the "Termination Date"). As of the Termination Date, your salary will cease, and any entitlement you have or might have under a Company provided benefit plan, program or practice will terminate, except as required by federal or state law, or as otherwise described below.

2.   Consideration:
     -------------

1.   Severance Pay:  Upon your full execution of this Agreement and the
     -------------
expiration of the seven-day revocation period set forth in Section 9 below, the Company will provide the consideration contained in this Section 2. The Company will pay a total of $575,000 over twelve months in accordance with its standard payroll practices and such $575,000 shall be broken down as follows:

     i. In accordance with the severance provisions of your offer letter dated October 6, 2000, your current base salary of three-hundred and fifty thousand Dollars ($350,000) less applicable taxes, for twelve (12) months from your Termination Date in accordance with the Company's current payroll practices. (i.e., 15/th/ of the month and last day of the month). In addition, you will be paid an amount equal to the quarterly incentive bonus earned between October 6, 2000 and your Termination Date, which equals $111,250. You will be paid this amount in equal installments over twelve months from your Termination Date consistent with your regularly scheduled payment cycle (i.e., 15/th/ of the month and last day of the month).

     ii. As additional consideration, beyond which the Company contractually owes you, you will be paid an amount equal to $113,750 in equal installments over the twelve-month period consistent with your regularly scheduled payment cycle (i.e., 15/th/ of the month and last day of the month).

     iii. Options: As additional consideration, beyond which the Company
          -------
          contractually owes you, the Company will accelerate 100,000 of your unvested stock options. Such 100,000 stock options shall be accelerated and immediately vest effective the close of business on Friday, August 31, 2001. In addition, the period under which you can exercise all vested stock options (including those in the prior sentence, a total of 150,000) shall last from your Termination Date through and including August 31, 2002.



     2)   Health & Dental Insurance: The Termination Date shall be the date of
          -------------------------
the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If you elect to continue medical insurance coverage after the Termination Date in accordance with the provisions of COBRA, the Company shall pay your monthly premium payments for twelve (12) months from the Termination Date or until you obtain other employment, whichever occurs first. The medical and dental coverage shall be that same coverage as is currently in place. Thereafter, medical and dental plan coverage shall be continued only to the extent required by COBRA and only to the extent you timely pay the premium payments yourself.

     3) All payments set forth in this Section 2 shall be subject to all applicable federal, state and/or local withholding and/or payroll taxes.


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3.   Release:
     -------

     In exchange for the amounts described in Section 2, which are in addition to anything of value to which you are entitled to receive, and other good and valuable consideration, the receipt of which is hereby acknowledged, you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Company Releasees (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, which you had, have or may have and which may arise out of your employment with, change in employment status with, and/or separation of employment from, the Company. This release is intended by you to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that you may have or have had against the Company Releasees arising from conduct occurring up to and through the date of this Agreement, including, but not limited to, any claims arising from any federal or state law or regulation dealing with either employment, employment benefits or employment discrimination such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex harassment, sexual orientation, national origin, ancestry, handicap or disability, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory and/or common law claim. Notwithstanding the foregoing, this release is not intended to release your rights of indemnification under the Company bylaws or charter.

     If necessary, promptly following execution of this Agreement, you shall write to Vortecs' and resign such Board seat.

4.   Accord and Satisfaction:
     -----------------------

     The amounts set forth above in Section 2 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Company Releasees to you, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, stock and stock options, commissions, severance pay, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums.

5.   Waiver of Rights and Claims Under the Age Discrimination
     --------------------------------------------------------
     and Employment Act of 1967:
     --------------------------

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

     Since you are 40 years of age or older, you are being informed that you have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and you agree that:

     (a) in consideration for the amounts and benefits described in Section 2 of this Agreement, which you are not otherwise entitled to receive, you specifically and voluntarily waive such rights and/or claims under the ADEA you might have against the Company Releasees to the extent such rights and/or claims arose prior to or on the date this Agreement was executed;

     (b) you understand that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by you;

     (c) you are advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of your choice or any other person of your choosing prior to executing this Agreement;

     (d) you acknowledge that you were informed and understand that you have twenty-one (21) days within which to consider this Agreement;

     (e) you have carefully read and fully understand all of the provisions of this Agreement, and you knowingly and voluntarily agree to all of the terms set forth in this Agreement;

     (f) in entering into this Agreement you are not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document; and

     (g) the 21-day review period will not be affected or extended by any revisions which might be made to this Agreement.

6.   Company Files, Documents and Other Property:
     --------------------------------------------

     On the Termination Date, you will return to the Company all Company property and materials, including but not limited to, personal computers, laptops, fax machines, scanners, copiers, cellular phones, Company credit cards and telephone charge cards, manuals, building keys and passes, courtesy parking passes, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, sales forecasts, names and addresses of Company customers and potential customers, customer lists, customer contacts, sales information, sales forecasts, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by you that is or was related to your employment with the Company ("Company Property"). You agree that in the event that you discover any other Company Property in your possession after the Termination Date, you will immediately return such materials to the

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

Company. Notwithstanding the above, you may keep the laptop computer, printer that is currently in your office and your cellular phone, provided however the Company will discontinue the company sponsored cellular service. You will be responsible for obtaining your own service.

7.   Future Conduct:
     --------------

     (a)  Nondisparagement:  You agree not to make disparaging, critical or
          ----------------
otherwise detrimental comments to any person or entity concerning the Company, its officers, directors or employees; the products, services or programs provided or to be provided by the Company; the business affairs or the financial condition of the Company; or the circumstances surrounding your employment and/or separation of employment from the Company. The Board of Directors agrees not to make disparaging, critical or otherwise detrimental comments to any person or entity concerning you or your employment with Davox. To that end, the Board of Directors would provide a positive job reference wherein your contributions to the Company would be highlighted. Notwithstanding the above, you or the Board of Directors can explain that there were philosophical differences with regard to the future direction to take the Company.

     (b)  Confidentiality of this Agreement: You shall maintain confidentiality
          ---------------------------------
concerning the dollar amount and all other terms of this Agreement. Except as required legally, you will not discuss the same with anyone except your immediate family and accountants or attorneys when such disclosure is necessary for the accountants or attorneys to render professional services. Prior to any such disclosure that you may make, you shall secure from your family member, attorney or accountant their agreement to maintain the confidentiality of such matters. Nothing herein shall prohibit or bar you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided however, that in providing such testimony or making such disclosures or communications, you will use your best efforts to ensure that this Section is complied with to the maximum extent possible.

     c) Article VII ("Non-Competition) in your Invention Disclosure and Non-Competition Agreement shall remain in full force and effect, except as specifically modified below:

          (i) engage in any business activity that is or may be directly or indirectly competing with the products or services being created, developed, drafted, manufactured, produced, marketed, distributed, planned, sold or otherwise provided by the Company while I was employed by the Company;

          (ii) solicit or do business with any client, customer or account of the Company, or any prospective customer, client or account of the Company, with whom I have had contact, or whom I solicited or served, while I was employed or otherwise affiliated with the Company, provided however I may solicit or do
                                       ------------------------------------
business with such clients, customers or accounts if such solitiation or
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business is not directly competitive to Davox or its subsidiaries; or
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8.   Representations and Governing Law:
     ---------------------------------

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

     (a) This Agreement sets forth the complete and sole agreement between the parties and supersedes any and all other agreements or understandings, whether oral or written except the Invention Disclosure and Non-Competition Agreement (as amended above) and Stock Option Agreements relating to the stock options as referenced in Section 2, which shall remain in full force and effect. This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both the Board of Directors of the Company and you.

     (b) If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise.

     (c) This Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts. This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other shall be commenced and maintained in state or federal court located in Massachusetts, and you hereby submit to the jurisdiction and venue of any such court.

     (d) This Agreement cannot be assigned by you and shall inure to the benefit of the Company's successors and assigns.

9.   Effective Date:
     --------------

     After signing this letter, you may revoke this Agreement for a period of seven days following said execution by giving written notice to the General Counsel, at Six Technology Park Drive, Westford, MA 01886. The Agreement shall not become effective or enforceable until this revocation period has expired.

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

     If this letter correctly states the understanding we have reached, please indicate your acceptance by countersigning the enclosed copy and returning it to me.

Very truly yours,

/s/ Alphonse M. Lucchese
------------------------
Alphonse M. Lucchese
Chairman of the Board
Davox Corporation



I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS ATTORNEYS WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.


ACCEPTED:

/s/ David M. Sample
-------------------------------------------
David M. Sample

Date: August 31, 2001
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                 IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,
                PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT
                ----------------------------------------------

     I,   David M. Sample           , acknowledge that I was informed and
        ----------------------------
understand that I have 21-days within which to consider the attached Severance Agreement and Release, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21-day period.


Dated: August 31, 2001                              /s/ David M. Sample
       --------------------                         --------------------------
                                                    David M. Sample



Dated: August 31, 2001                              /s/ Paul R. Lucchese
       --------------------                         --------------------------
                                                    Witness:

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